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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated December 30, 1997 relating to the financial statements of XXsys Technologies, Inc., as of September 30, 1997 and 1996 and for each of the years in the three year period ended September 30, 1997.



                                        /s/ Feldman Sherb Ehrlich & Co., P.C.
                                        Feldman Sherb Ehrlich & Co., P.C.
                                        Certified Public Accountants
                                        (Formerly Feldman Radin & Co., P.C.)


New York, New York
October 13, 1998